Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Jon Kasle	Greg Smith
781-522-5110	781-522-5141

Raytheon Reports Strong First Quarter Results

Highlights

•	Solid bookings of $6.5 billion; record backlog of $37.7 billion

•	Sales of $5.4 billion, up 11 percent

•	Operating income of $608 million, up 17 percent

•	Earnings per share (EPS) from continuing operations of $0.93, up 31 percent

•	Repurchased 5.5 million shares for $340 million

•	Increased annual dividend 10 percent, from $1.02 to $1.12, as previously announced

WALTHAM, Mass., (April 24, 2008) – Raytheon Company (NYSE: RTN) reported first quarter 2008 income from continuing operations of $400 million or $0.93 per diluted share compared to $324 million or $0.71 per diluted share in the first quarter 2007. First quarter 2008 income from continuing operations was higher primarily due to increased volume, combined with lower net interest and pension expense.

“With the strong performance in the first quarter, the Company is off to a good start,” said William H. Swanson, Raytheon’s Chairman and CEO. “Our strong bookings, record backlog and solid operating performance demonstrate the Company is continuing to execute and is well positioned going forward.”

First quarter 2008 net income was $398 million or $0.92 per diluted share compared to $346 million or $0.76 per diluted share in the first quarter 2007. Net income for the first quarter 2008 included an after-tax loss of $2 million or $0.01 per diluted share in discontinued operations compared to income of $22 million or $0.05 per diluted share in the first quarter 2007 primarily due to the results of Raytheon Aircraft Company, which was sold in the second quarter 2007.

Net sales for the first quarter 2008 were $5.4 billion, up 11 percent from $4.8 billion in the first quarter 2007.

Operating cash flow from continuing operations for the first quarter 2008 was a positive $67 million compared to an outflow of $353 million for the first quarter 2007. First quarter 2007 included a $400 million discretionary cash contribution made to the Company’s pension plans.

In the first quarter 2008 the Company repurchased 5.5 million shares of common stock for $340 million, as part of the Company’s previously announced share repurchase program. In addition, as announced in March 2008, the Company’s Board of Directors voted to increase the Company’s annual dividend by 10 percent from $1.02 to $1.12 per share.

Summary Financial Results
	1st Quarter		%
($ in millions, except per share data)	2008	2007	Change
Net Sales	$5,354	$4,804	11%
Total Operating Expenses	4,746	4,283

Operating Income	608	521	17%
Non-operating Expenses	16	35

Income from Cont. Ops. before Taxes	$592	$486	22%

Income from Continuing Operations	$400	$324	23%
(Loss) income from Disc. Ops., Net of Tax	(2)	22	NM

Net Income	$398	$346	15%

Diluted EPS from Continuing Operations	$0.93	$0.71	31%

Diluted EPS	$0.92	$0.76	21%

Operating Cash Flow from Cont. Ops.	$67	$(353)

Workdays in Fiscal Reporting Calendar	63	59

Bookings and Backlog

Bookings

	1st Quarter
(in millions)	2008	2007
Total Bookings	$6,516	$5,158

Backlog

	Period Ended
(in millions)	03/30/08	12/31/07
Backlog	$37,697	$36,614
Funded Backlog	$22,859	$20,518

The Company reported total bookings for the first quarter 2008 of $6.5 billion compared to $5.2 billion in the first quarter 2007. The Company ended the first quarter 2008 with a record backlog of $37.7 billion compared to $36.6 billion at the end of 2007 and $33.9 billion at the end of the first quarter 2007.

Outlook

2008 Financial Outlook
Net Sales ($B)	22.4 - 22.9
FAS/CAS Pension Expense ($M)	150
Interest Expense, net ($M)	45 - 60
Diluted Shares (M)	427 - 429
EPS from Cont. Ops.	$3.65 - $3.80
Operating Cash Flow from Cont. Ops. ($B)	2.0 - 2.2
ROIC (%)	9.6 - 10.1

The Company reaffirms full-year 2008 guidance. Charts containing additional information on the Company’s 2008 guidance are available on the Company’s website at www.raytheon.com. See attachment F for the Company’s calculation and use of Return on Invested Capital (ROIC), a non-GAAP financial measure.

Segment Results

Integrated Defense Systems

	1st Quarter		%
($ in millions)	2008	2007	Change
Net Sales	$1,192	$1,092	9%
Operating Income	$211	$199	6%
Operating Margin	17.7%	18.2%

Integrated Defense Systems (IDS) had first quarter 2008 net sales of $1,192 million, up 9 percent compared to $1,092 million in the first quarter 2007, primarily due to growth on Missile Defense Agency and U.S. Army programs. IDS recorded $211 million of operating income compared to $199 million in the first quarter 2007. The increase in operating income was primarily due to higher volume and the sale of licensed software.

During the quarter, IDS booked an initial $331 million for the design, development and support of the Patriot system for international customers, including $246 million for South Korea and $85 million for Taiwan. IDS also booked $133 million to provide engineering services support for a Patriot air and missile defense program for the U.S. Army.

Intelligence and Information Systems

	1st Quarter		%
($ in millions)	2008	2007	Change
Net Sales	$692	$588	18%
Operating Income	$52	$55	-5%
Operating Margin	7.5%	9.4%

Intelligence and Information Systems (IIS) had first quarter 2008 net sales of $692 million, up 18 percent compared to $588 million in the first quarter 2007, primarily due to new programs, including U.K. e-Borders. IIS recorded $52 million of operating income compared to $55 million in the first quarter 2007. The decrease in operating income was primarily due to certain acquisition costs and other investments in cyber operations and information security capabilities, partially offset by higher volume.

During the quarter, IIS booked an additional $182 million on the U.K. e-Borders contract, bringing the total inception-to-date bookings for this program to $1.6 billion. IIS also booked $556 million on a number of classified contracts, including $171 million on a major classified program.

Missile Systems

	1st Quarter		%
($ in millions)	2008	2007	Change
Net Sales	$1,311	$1,140	15%
Operating Income	$137	$120	14%
Operating Margin	10.5%	10.5%

Missile Systems (MS) had first quarter 2008 net sales of $1,311 million, up 15 percent compared to $1,140 million in the first quarter 2007, primarily due to higher volume on international and development programs. MS recorded $137 million of operating income compared to $120 million in the first quarter 2007. The increase in operating income was due to higher volume.

During the quarter, MS booked $578 million for Standard Missile-3 for the U.S. Navy and the Missile Defense Agency. MS also booked $293 million for the production of Tactical Tomahawk cruise missiles and $127 million for the production of AIM-9X Sidewinder short range air-to-air missiles for the U.S. Navy. In addition, MS booked $123 million for the production of Tube-launched Optically guided Wire controlled (TOW) missiles for international customers and the U.S. Marine Corps.

Network Centric Systems

	1st Quarter		%
($ in millions)	2008	2007	Change
Net Sales	$1,067	$929	15%
Operating Income	$123	$117	5%
Operating Margin	11.5%	12.6%

Network Centric Systems (NCS) had first quarter 2008 net sales of $1,067 million, up 15 percent compared to $929 million in the first quarter 2007, primarily due to increased volume on certain U.S. Army programs. NCS recorded $123 million of operating income compared to $117 million in the first quarter 2007. The increase in operating income was primarily due to higher volume.

During the quarter, NCS booked $309 million to provide Horizontal Technology Integration (HTI) forward-looking infrared kits and $100 million for Long Range Advanced Scout Surveillance Systems (LRAS3) for the U.S. Army. NCS also booked $203 million for the production of Improved Target Acquisition Systems (ITAS) for the U.S. Army and the U.S. Marine Corps.

Space and Airborne Systems

	1st Quarter		%
($ in millions)	2008	2007	Change
Net Sales	$995	$964	3%
Operating Income	$121	$129	-6%
Operating Margin	12.2%	13.4%

Space and Airborne Systems (SAS) had first quarter 2008 net sales of $995 million, up 3 percent compared to $964 million in the first quarter 2007, primarily due to growth on airborne sensor programs. SAS recorded $121 million of operating income compared to $129 million in the first quarter 2007. The decrease in operating income was primarily due to a change in program mix.

SAS booked $186 million on a number of classified contracts.

Technical Services

	1st Quarter		%
($ in millions)	2008	2007	Change
Net Sales	$521	$463	13%
Operating Income	$35	$23	52%
Operating Margin	6.7%	5.0%

Technical Services (TS) had first quarter 2008 net sales of $521 million, up 13 percent compared to $463 million in the first quarter 2007, primarily due to training, mission support, and depot support services programs. TS recorded operating income of $35 million in the first quarter 2008 compared to $23 million in the first quarter 2007. The increase in operating income was primarily due to higher volume and profit adjustments taken on certain programs in 2007.

During the quarter, TS booked $110 million for work on the Warfighter Field Operations Customer Support (FOCUS) contract for the U.S. Army to provide live, virtual and constructive training services.

Raytheon Company (NYSE: RTN), with 2007 sales of $21.3 billion, is a technology leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 86 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 72,000 people worldwide.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s 2008 financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. government for a significant portion of its business and the risks associated with U.S. government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security threats and other disruptions; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

Conference Call on the First Quarter 2008 Financial Results

Raytheon’s financial results conference call will be held on Thursday, April 24, 2008 at 9 a.m. EDT. Participants will include William H. Swanson, Chairman and CEO, David C. Wajsgras, senior vice president and CFO, and other Company executives.

The dial-in number for the conference call will be (866) 800 – 8651. The conference call will also be audiocast on the Internet at www.raytheon.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information

First Quarter 2008

	Three Months Ended
(In millions, except per share amounts)	30-Mar-08	25-Mar-07
Net sales	$5,354	$4,804

Cost of sales	4,259	3,856
Administrative and selling expenses	380	330
Research and development expenses	107	97

Total operating expenses	4,746	4,283

Operating income	608	521

Interest expense	34	60
Interest income	(23)	(28)
Other expense, net	5	3

Non-operating expense, net	16	35

Income from continuing operations before taxes	592	486
Federal and foreign income taxes	192	162

Income from continuing operations	400	324
(Loss) income from discontinued operations, net of tax	(2)	22

Net income	$398	$346

Earnings per share from continuing operations
Basic	$0.96	$0.73
Diluted	$0.93	$0.71
(Loss) earnings per share from discontinued operations
Basic	$(0.01)	$0.05
Diluted	$(0.01)	$0.05
Earnings per share
Basic	$0.95	$0.78
Diluted	$0.92	$0.76
Average shares outstanding
Basic	418.2	441.0
Diluted	432.3	453.5

Attachment B

Raytheon Company

Preliminary Segment Information

First Quarter 2008

	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Sales Three Months Ended
(In millions)	30-Mar-08	25-Mar-07	30-Mar-08	25-Mar-07	30-Mar-08	25-Mar-07
Integrated Defense Systems	$1,192	$1,092	$211	$199	17.7%	18.2%
Intelligence and Information Systems	692	588	52	55	7.5%	9.4%
Missile Systems	1,311	1,140	137	120	10.5%	10.5%
Network Centric Systems	1,067	929	123	117	11.5%	12.6%
Space and Airborne Systems	995	964	121	129	12.2%	13.4%
Technical Services	521	463	35	23	6.7%	5.0%
FAS/CAS Pension Adjustment	—	—	(33)	(62)
Corporate and Eliminations	(424)	(372)	(38)	(60)

Total	$5,354	$4,804	$608	$521	11.4%	10.8%

Attachment C

Raytheon Company

Other Preliminary Information

First Quarter 2008

	Backlog		Funded Backlog
(In millions)	30-Mar-08	31-Dec-07	30-Mar-08	31-Dec-07
Integrated Defense Systems	$9,306	$9,296	$5,382	$4,781
Intelligence and Information Systems	5,831	5,636	2,641	2,325
Missile Systems	9,661	9,379	5,674	5,218
Network Centric Systems	5,696	5,102	4,547	3,957
Space and Airborne Systems	5,277	5,276	3,341	3,037
Technical Services	1,926	1,925	1,274	1,200

Total	$37,697	$36,614	$22,859	$20,518

	Bookings Three Months Ended
	30-Mar-08	25-Mar-07
Total Bookings	$6,516	$5,158

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

First Quarter 2008

(In millions)	30-Mar-08	31-Dec-07
Assets
Cash and cash equivalents	$2,287	$2,655
Accounts receivable, net	128	126
Contracts in process	4,068	3,821
Inventories	385	386
Deferred taxes	436	432
Prepaid expenses and other current assets	193	196

Total current assets	7,497	7,616
Property, plant and equipment, net	2,035	2,058
Prepaid retiree benefits	631	617
Goodwill	11,632	11,627
Other assets, net	1,339	1,363

Total assets	$23,134	$23,281

Liabilities and Stockholders’ Equity
Advance payments and billings in excess of costs incurred	$1,842	$1,845
Accounts payable	1,044	1,141
Accrued employee compensation	563	902
Other accrued expenses	1,025	900

Total current liabilities	4,474	4,788
Accrued retiree benefits and other long-term liabilities	3,038	3,016
Deferred taxes	483	451
Long-term debt	2,288	2,268
Minority interest	219	216
Stockholders’ equity	12,632	12,542

Total liabilities and stockholders’ equity	$23,134	$23,281

Attachment E

Raytheon Company

Preliminary Cash Flow Information

First Quarter 2008

	Three Months Ended
(In millions)	30-Mar-08	25-Mar-07
Net income	$398	$346
Plus (less): Loss (income) from discontinued operations, net of tax	2	(22)

Income from continuing operations	400	324
Depreciation	69	67
Amortization	23	19
Working capital	(703)	(653)
Discontinued operations	(10)	(63)
Net activity in financing receivables	20	21
Other	258	(131)

Net operating cash flow	57	(416)
Capital spending	(43)	(38)
Internal use software spending	(17)	(15)
Dividends	(109)	(107)
Repurchases of common stock	(340)	(275)
Debt repayments	—	3
Discontinued operations	—	(28)
Other	84	76

Total cash flow	$(368)	$(800)

Attachment F

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

First Quarter 2008

We define Return on Invested Capital (ROIC) as income from continuing operations plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the cumulative minimum pension liability/impact of FAS 158. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We use ROIC as a measure of efficiency and effectiveness of our use of capital and as an element of management compensation.

Return on Invested Capital

	2008 Guidance
(In millions)	Low end of range	High end of range
Income from continuing operations
Net interest expense, after-tax*	Combined	Combined
Lease expense, after-tax*

Return	$1,655	$1,720

Net debt **
Equity less investment in discontinued operations
Lease expense x 8 plus financial guarantees	Combined	Combined
Minimum pension liability (cumulative)

Invested capital from continuing operations***	$17,300	$17,100

ROIC	9.6%	10.1%

*	Effective 2008 tax rate: 34.1% (2008 guidance)

**	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2 point average

***	Calculated using a 2 point average